Exhibit 99.1

Cheniere Announces Proposed Strategic Arrangement and Related Overhead Reductions

HOUSTON--(BUSINESS WIRE)--Cheniere Energy, Inc. (AMEX:LNG) announced today that its marketing subsidiary is in advanced negotiations for a proposed arrangement with a major North American natural gas marketing company by which the marketing company will manage the throughput of LNG and the downstream natural gas marketing for LNG cargoes delivered for Cheniere Marketing’s account at Sabine Pass LNG. The arrangement is subject to the negotiation and execution of definitive agreements and approval of the parties’ respective boards of directors.

The proposed arrangement will eliminate Cheniere’s need for capital for the purchase of LNG cargoes, and will allow Cheniere to reduce its investment in its U.S. natural gas marketing unit. Furthermore, this arrangement will enable Cheniere to significantly reduce overhead costs while maintaining its current strategy of securing LNG supply for the U.S. natural gas markets and maximizing the value of its capacity held under its 2 Bcf/d terminal use agreement at Sabine Pass.

“It has become evident to us that the capital markets are currently very difficult,” said Charif Souki, Chairman and CEO. “This proposed strategic arrangement will allow us to receive large quantities of LNG without putting strain on our balance sheet. In addition, this proposed arrangement will allow us to reduce our overhead considerably, conserve our liquidity, and focus on maximizing the value of our terminal and pipeline. We will now turn our attention to optimizing the value of our assets through the continuation of the strategic review process initiated last month.”

Under the arrangement, proceeds from the sale of regasified LNG will be used in part to reimburse Cheniere for certain costs, including Cheniere Marketing’s terminal use agreement, the Creole Trail Pipeline tariff and LNG cargo origination efforts, with the remaining proceeds to be shared by both parties.

Concurrently, the combination of the eminent completion of construction on the initial phase of the Sabine Pass terminal and Creole Trail Pipeline has allowed Cheniere to commence a cost and staff reduction program which will involve a staff reduction of approximately 200 people. Upon completion of this reduction program, Cheniere will have approximately 80 employees at the terminal and 80 employees in the corporate office in Houston.

Cheniere also announced today the departure of its president, Stan Horton, effective immediately.

“Given the successful completion of construction at Sabine Pass Phase I and Creole Trail Pipeline and the reduction in staff, Stan has decided that this was a good time to leave Cheniere and pursue other interests. His contributions are greatly appreciated and we will miss him,” Souki said.

Souki further stated: “We continue to believe firmly that the U.S. natural gas demand cannot be met without a significant increase in LNG imports. In this context, we have very valuable assets and we will focus on being in the position to maximize their value for our shareholders.”

Cheniere Energy, Inc. is developing a network of three LNG receiving terminals and related natural gas pipelines along the Gulf Coast of the United States. Cheniere is pursuing related business opportunities both upstream and downstream of the terminals. Cheniere also founded and holds a 30% limited partner interest in Freeport LNG. Cheniere is based in Houston, Texas with offices in Louisiana, Texas; Washington, D.C.; London, England and Paris, France. Additional information about Cheniere may be found on its web site at www.cheniere.com.

This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal and pipeline businesses. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

CONTACT:
Cheniere Energy, Inc.
Christina Cavarretta, 713-375-5100 (Investors)
Kim Hull, 713-375-5105 (Media)